SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

July 15, 2020
Date of Report (Date of earliest event reported)

UNITED SECURITY BANCSHARES
(Exact Name of Registrant as Specified in its Charter)

California
(State or Other Jurisdiction of Incorporation)

000-32987	91-2112732
(Commission File Number)	(I.R.S. Employer Identification No.)

2126 Inyo Street, Fresno, California	93721
(Address of principal executive offices)	(Zip Code)

559-248-4943
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On July 15, 2020 United Security Bancshares (the "Company") held its annual meeting of shareholders. A total of 13,737,398 shares were represented and voting at the meeting, constituting 80.92% of the 16,977,239 issued and outstanding shares entitled to vote at the meeting. At the annual meeting, the Company's shareholders (i) elected all 10 nominees to the Company's Board of Directors, and (ii) ratified the selection of Moss Adams LLP as the Company's independent registered public accounting firm for 2020. The following are the voting results of each matter submitted to the Company's shareholders at the annual meeting:

1.Election of the following 10 nominees to the Company's Board of Directors for a term of one year:

Nominee	For	Against	Abstain	Broker Non-Votes
Stanley J. Cavalla	9,648,508	153,310	—	3,935,580
Tom Ellithorpe	9,458,339	343,479	—	3,935,580
Benjamin Mackovak	9,673,750	128,068	—	3,935,580
Nabeel Mahmood	9,690,461	111,357	—	3,935,580
Robert M. Mochizuki	9,638,543	163,275	—	3,935,580
Kenneth D. Newby	9,685,396	116,422	—	3,935,580
Susan Quigley	9,668,279	133,539	—	3,935,580
Brian Tkacz	9,676,437	125,381	—	3,935,580
Dennis R. Woods	9,489,647	312,171	—	3,935,580
Michael T. Woolf	9,633,275	168,543	—	3,935,580
2. Ratification of Moss Adams LLP as the Company's independent registered public accounting firm for 2020:

For	Against	Abstain	Non-Votes
13,616,220	84,157	37,022	—

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED SECURITY BANCSHARES

Date:	July 16, 2020	By: /s/ Bhavneet Gill
Bhavneet Gill
Senior Vice President & Chief Financial Officer